Exhibit 10.44

WORKING CAPITAL SECURED NOTE

Original Issue Date: August 22, 2012

$200,400

U.S. Dry Cleaning Services Corporation, Inc., a Delaware corporation (the “Company”), for working capital loan proceeds received, hereby promises to pay to the order of Lester E. Taylor Jr. & Diane M. Taylor as Trustees of the Taylor Family Trust and Clyde Wilson & Anita Wilson as Trustees of the Wilson Family Trust each as an undivided 50% interest (collectively, the “Holder”), or the Holder’s registered and permitted assigns, the sum of Two Hundred Thousand Four Hundred Dollars ($200,400), or such lesser amount as shall then equal the outstanding principal amount hereof and any unpaid accrued interest hereon, as set forth below, at any time upon written demand made by the Holder on or following December 31, 2012 (the “Maturity Date”).  Holder acknowledges and accepts the terms set forth in this Working Capital Secured Note (the “Note”) by countersigning in the space provided below.

1.                                      Interest and Payments.

(a)                                 Interest; Balloon Payment.  The Company shall pay interest to the Holder on the outstanding principal amount of this Note accruing at the rate of fourteen percent (14%) per annum, on the Maturity Date, in cash.

(b)                                 Interest Calculations.  Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made.

(c)                                  Usury Savings Clause.  The Company and the Holder intend to comply at all times with applicable usury laws.  If at any time such laws would render usurious any amounts due under this Note under applicable law, then it is the Company’s and the Holder’s express intention that the Company not be required to pay interest on this Note at a rate in excess of the maximum lawful rate, that the provisions of this Section 1(c) shall control over all other provisions of this Note which may be in apparent conflict hereunder, that such excess amount shall be immediately credited to the principal balance of this Note (or, if this Note has been fully paid, refunded by the Holder to the Company), and the provisions hereof shall immediately reformed and the amounts thereafter decreased, so as to comply with the then applicable usury law, but so as to permit the recovery of the fullest amount otherwise due under this Note.

2.                                      Prepayment.  The Company may prepay, in whole or in part, the outstanding principal and accrued interest under this Note at any time prior to the Maturity Date.

3.                                      Note Register.  This Note is transferable only upon the books of the Company which it shall cause to be maintained for such purpose.  The Company may treat the registered holder of this Note as he or it appears on the Company’s books at any time as the Holder for all purposes.

4.                                      Subordination.  The Company covenants and agrees, and the Holder, by such Holder’s acceptance hereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Section 4, the indebtedness represented by this Note and the payment of the principal of and interest on this Note are hereby expressly made subordinate and subject in right of the prior payment in full of any existing or new operating leases or loans not to exceed $750,000 in the aggregate secured by the any collateral or replacement assets of the Company.

5.                                      Security.

(a)                                 Security Interest.  The Company hereby pledges and grants to Holder a continuing security interest in the Collateral (as such term is defined in Section 5(b) below), to secure performance of the Company’s obligations.

(b)                                 Collateral.  For the purposes of this Section 5, “Collateral” means the collateral in which the Holder is granted a security interest and consists of the following real and personal property of the Company, whether presently owned or existing or hereafter acquired or coming into existence, located at or used in connection with the Company’s “Riverside Operations” as described further on Schedule A hereto, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities (as defined below):

(i)                                     All goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, furniture, fixtures, and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with the Company’s businesses and all improvements thereto; and (B) all inventory;

(ii)                                  All contract rights and other general intangibles, including, without limitation, all licenses, distribution and other agreements, computer software (whether “off-the-shelf”, licensed from any third party or developed by the Company), computer software development rights, leases (including the Real Property Leases), franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, and income tax refunds;

(iii)                               All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

(iv)                              All documents, letter-of-credit rights, instruments and chattel paper;

(v)                                 All commercial tort claims;

(vi)                              All deposit accounts and all cash (whether or not deposited in such deposit accounts);

(vii)                           All supporting obligations;

(viii)                        All files, records, books of account, business papers, and computer programs; and

(ix)                              the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(ix) above.

Without limiting the generality of the foregoing, the “Collateral” shall include all investment property and general intangibles respecting ownership and/or other equity interests in any direct or indirect subsidiary of the Company obtained in the future, including any Pledged Securities, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing and all rights arising under or in connection with any of the foregoing, including, but not limited to, all dividends, interest and cash.

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9406, 9407 and/or 9408 of the UCC or other similar applicable law); provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

(c)                                  Rights to Collateral.  Upon the occurrence of an Event of Default, Holder shall have all of the remedies of a secured party under Division 9 of the California Uniform Commercial Code solely with respect to the Collateral.

(d)                                 UCC.  Unless otherwise defined herein, all terms with respect to the Collateral defined in the California Uniform Commercial Code (the “UCC”) have the respective meanings given to those terms in the UCC.

(e)                                  Protection of Security Interest.  The Company shall not take any action that would materially impair the rights of the Holder to the Collateral.  The Company shall not sell, convey or otherwise transfer all or any material portion of the Collateral without the prior written consent of Holder.  The Company assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of the Company to pay its obligations under this Note shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to the Company.

(f)                                   Further Actions.  The Company will, at the Company’s expense, make, execute, endorse, acknowledge, file and/or deliver to the Holder from time to time such lists, descriptions and designations of its Collateral, financing statements, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Holder deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

(g)                                  Financing Statements.  The Company agrees to execute and file such financing statements as the Holder may from time to time deem necessary or desirable in the opinion of the Holder to establish and maintain a valid and enforceable security interest in the Collateral as provided herein, all in accordance with the UCC as enacted in any and all relevant jurisdictions or any other relevant law.  The Company will pay any applicable filing fees and related expenses incurred pursuant to this Section 5(g).

(h)                                 Collection of Fees. If any action is instituted to collect or otherwise enforce the provisions of this Note, the Company shall pay all costs and expenses, including attorneys’ fees, incurred by the Holder in connection with such action.

6.                                      Defaults and Remedies.

(a)                                 Events of Default.  An “Event of Default” shall occur if:

(i)                                     the Company shall default in the payment of the principal and interest of this Note, when and as the same shall become due and payable;

(ii)                                  the Company shall default in the due observance or performance of any material covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof, and such default shall continue for thirty (30) days after the date of written notice thereof, specifying such default and, if such default is capable of being remedied, requesting that the same be remedied, shall have been given to the Company by the Holder;

(iii)                               an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (a) relief in respect of the Company, or of a substantial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, or for a substantial part of its property or assets, or (c) the winding up or liquidation of the Company; and such proceeding or petition shall continue undismissed for ninety (90) days, or an order or decree approving or ordering any of the foregoing shall be entered; or

(iv)                              the Company shall (a) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (iii) of this Section 6(a), (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any subsidiary, or for a substantial part of its property or assets, (d) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (e) make a general assignment for the benefit of creditors.

(b)                                 Acceleration.  If an Event of Default occurs under Section 6(a)(iii) or (iv), then, the outstanding principal of and all accrued interest on this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived in Section 8 below.  If any other Event of Default occurs and is continuing, the Holder, by written notice to the Company, may declare the principal of and accrued interest on this Note to be immediately due and payable.

7.                                      Loss, Etc., of Note.  Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and of indemnity reasonably satisfactory to the Company if lost, stolen or destroyed, and upon surrender and cancellation of this Note if mutilated, and upon reimbursement of the Company’s reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Note of like date, tenor and denomination.

8.                                      Waiver.  The Company hereby waives presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.  If an action is brought for collection under this Note, the Holder shall be entitled to receive all costs of collection, including, but not limited to, its reasonable attorneys’ fees.

9.                                      Notices.  Any notice, approval, request, authorization, direction or other communication under this Note shall be given in accordance with the Purchase Agreement.

10.                               Successors and Assigns.  All of the covenants, stipulations, promises, and agreements in this Note shall bind and inure to the benefit of the parties’ respective successors and assigns, whether so expressed or not.

11.                               Governing Law.  This Note shall be governed by the laws of the State of California, and the laws of such state (other than conflicts of laws principles) shall govern the construction, validity, enforcement and interpretation hereof, except to the extent federal laws otherwise govern the validity, construction, enforcement and interpretation hereof.

[Remainder of Page Intentionally Left Blank; Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above

U.S. Dry Cleaning Services Corporation

		By:	/S/ ALEX BOND
		Name:	ALEX BOND
		Title:	CHIEF EXECUTIVE OFFICER

ACKNOWLEDGED AND ACCEPTED:

Lester E. Taylor Jr. & Diane M. Taylor as Trustees of the Taylor Family Trust
and
Clyde Wilson & Anita Wilson as Trustees of the Wilson Family Trust
(each as to an undivided 50% interest)

By:	/S/ LESTER E. TAYLOR, JR.
Name:	LESTER E. TAYLOR, JR.
Title:	TRUSTEE

By:	/S/ CLYDE WILSON
Name:	CLYDE WILSON
Title:	TRUSTEE

SCHEDULE A

RIVERSIDE OPERATIONS

The Company’s Riverside Operations consist of five (5) retail dry cleaning stores and one processing plant at the following addresses:

Stores:

•                  330 W. Foothill Parkway, Corona, CA

•                  15032 E. Summit Ave., Fontana, CA

•                  14548 Baseline Ave., Fontana, CA

•                  12672 Limonite Ave., Corona, CA

•                  7040 Archibald Ave., Corona, CA

Processing Plant:

•                  11660 Sterling Ave., Riverside, CA